Exhibit 99.1

INDEPENDENCE ENERGY AGGREGATOR L.P.		10/23/2026
By: Independence Energy Aggregator GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

INDEPENDENCE ENERGY AGGREGATOR GP LLC		10/23/2026

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR UPSTREAM ASSOCIATES LLC		10/23/2026

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR GROUP ASSETS HOLDINGS III L.P.		10/23/2026
By: KKR Group Assets III GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR FINANCIAL HOLDINGS LLC		10/23/2026

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS III GP LLC		10/23/2026

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary